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                                                                 EXHIBIT 2.2

                             CERTIFICATE OF MERGER
                                       OF
                               SUPPLY TECH, INC.
                                      AND
                      HARBINGER ACQUISITION CORPORATION II


                                       I.

     The names and states of incorporation of the merging corporations are Supply Tech, Inc., a Michigan corporation ("Supply Tech"), the surviving corporation, and Harbinger Acquisition Corporation II, a Georgia corporation ("Harbinger II"), the merged corporation.

                                      II.

     The executed Plan of Merger is on file at the principal place of business of Supply Tech, which is located at 1000 Campus Drive, Ann Arbor, Michigan 48104.

                                      III.

     A copy of the Plan of Merger will be furnished by Supply Tech, on request and without cost, to any shareholder of any corporation that is a party to the merger.

                                      IV.

     The merger was duly approved by the shareholders of Supply Tech and Harbinger II.

                                       V.

     Pursuant to the Plan of Merger, the Merger of Supply Tech and Harbinger II shall be effective at 5:00 p.m. local time Atlanta, Georgia on January 3, 1997.

                                      VI.

     A request for publication of a notice of filing this Certificate of Merger and payment therefor will be made as required by O.C.G.A. Section
14-2-1105.1.(b).





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     IN WITNESS WHEREOF, the undersigned have consented as of the date first above written.

Date:  January 3, 1997



ATTEST:                                     SUPPLY TECH, INC.


/s/ Susan M. Kornfield                      By: /s/ Ted Annis
-----------------------------               --------------------------------
Susan M. Kornfield, Secretary               Ted Annis, Chief Executive Officer


ATTEST:                                     HARBINGER ACQUISITION
                                            CORPORATION II


/s/ Joel G. Katz                            By: /s/ James C. Davis
-----------------------------               --------------------------------
Joel G. Katz, Secretary                     James C. Davis, President, Group
                                            Operations


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